EXHIBIT 12
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                                              WEINGARTEN REALTY INVESTORS
                              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                 (AMOUNTS IN THOUSANDS)



                                                              Three Months Ended         Nine Months Ended
                                                                 September 30,             September 30,
                                                            ----------------------    ----------------------
                                                               2002        2001          2002        2001
                                                            ----------  ----------    ----------  ----------

Net income available to common shareholders . . . . . . . . $  34,486   $  22,379     $  85,359   $  63,742

Add:
Portion of rents representative of the interest factor. . .       234         248           695         719
Interest on indebtedness. . . . . . . . . . . . . . . . . .    17,062      14,677        48,590      40,072
Preferred dividends . . . . . . . . . . . . . . . . . . . .     4,939       5,010        14,817      15,030
Amortization of debt cost . . . . . . . . . . . . . . . . .       323         367           971         929
                                                            ----------  ----------    ----------  ----------
    Net income as adjusted. . . . . . . . . . . . . . . . . $  57,044   $  42,681     $ 150,432   $ 120,492
                                                            ==========  ==========    ==========  ==========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . . $  17,062   $  14,677     $  48,590   $  40,072
Capitalized interest. . . . . . . . . . . . . . . . . . . .     2,215       2,680         6,946       7,016
Preferred dividends . . . . . . . . . . . . . . . . . . . .     4,939       5,010        14,817      15,030
Amortization of debt cost . . . . . . . . . . . . . . . . .       323         367           971         929
Portion of rents representative of the interest factor. . .       234         248           695         719
                                                            ----------  ----------    ----------  ----------
    Fixed charges . . . . . . . . . . . . . . . . . . . . . $  24,773   $  22,982     $  72,019   $  63,766
                                                            ==========  ==========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . .      2.30        1.86          2.09        1.89
                                                            ==========  ==========    ==========  ==========


Net income available to common shareholders . . . . . . . . $  34,486   $  22,379     $  85,359   $  63,742
Depreciation and amortization . . . . . . . . . . . . . . .    19,167      16,886        56,415      49,273
Gain on sale of properties. . . . . . . . . . . . . . . . .   (10,818)       (910)      (15,158)     (5,894)
                                                            ----------  ----------    ----------  ----------
    Funds from operations . . . . . . . . . . . . . . . . .    42,835      38,355       126,616     107,121
Add:
Portion of rents representative of the interest factor. . .       234         248           695         719
Preferred dividends . . . . . . . . . . . . . . . . . . . .     4,939       5,010        14,817      15,030
Interest on indebtedness. . . . . . . . . . . . . . . . . .    17,062      14,677        48,590      40,072
Amortization of debt cost . . . . . . . . . . . . . . . . .       323         367           971         929
                                                            ----------  ----------    ----------  ----------
    Funds from operations as adjusted . . . . . . . . . . . $  65,393   $  58,657     $ 191,689   $ 163,871
                                                            ==========  ==========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . .      2.64        2.55          2.66        2.57
                                                            ==========  ==========    ==========  ==========

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